Exhibit (a)(58)

Exhibit (d)(41)

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

ALAN G. STEVENS, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. SEMBCORP UTILITIES PTE LTD., Defendant.	10 Civ. 4481 (SHS)

NOTICE OF MOTION TO DISMISS

BY SEMBCORP UTILITIES PTE LTD.

PLEASE TAKE NOTICE that based upon the accompanying Memorandum of Law, and the Declaration of Anthony M. Candido and the exhibits attached thereto, Defendant Sembcorp Utilities Pte Ltd., by and through its undersigned attorneys, hereby moves before the Honorable Sidney H. Stein, United States District Judge, Daniel Patrick Moynihan United States Courthouse, 500 Pearl St., New York, New York 10007, for an Order, under Fed. R. Civ. P. 12(b)(6), dismissing Plaintiff Alan G. Stevens’ Complaint with prejudice for failure to state a claim upon which relief can be granted.

Dated:	New York, New York
June 23, 2010

/s/ Anthony M. Candido

William E. Wallace III

Anthony M. Candido

Laura J. McLaren

CLIFFORD CHANCE US LLP

31 West 52nd Street

New York, New York 10019

Tel: 212-878-8000

Fax: 212-878-8375

Attorneys for Defendant

Sembcorp Utilities Pte Ltd.